SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 23, 2008
CELANESE CORPORATION
(Exact Name of Registrant as specified in its charter)

DELAWARE	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1601 West LBJ Freeway, Dallas, Texas 75234-6034
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000
Not Applicable
(Former name or former address, if changed since last report):
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
On October 23, 2008, the Board of Directors (the “Board”) of Celanese Corporation (the “Company”), acting upon the recommendation of the Nominating and Corporate Governance Committee of the Board, adopted the Third Amended and Restated By-laws of the Company. The Third Amended and Restated By-laws became effective immediately upon their adoption by the Board. The amendments are summarized below.
1.	The time frame for stockholders to give notice to the Company of their intent to nominate directors or propose other business at an annual meeting has been changed from no earlier than the 120th day and no later than the 90th day prior to the first anniversary of the mailing date of proxy materials for the preceding year’s meeting to no earlier than the 120th day and no later than the 90th day prior to the anniversary date of the preceding year’s meeting. Accordingly, for the 2009 annual meeting of stockholders, to be timely, a stockholder’s notice must be delivered to the Company’s principal executive offices not earlier than 5:00 p.m. (the close of business) on December 25, 2008 and not later than 5:00 p.m. (the close of business) on January 24, 2009.
2.	Additional information is required from a stockholder who wishes to nominate a director or propose other business at a stockholder meeting. Among other things, a stockholder must provide information about any agreement, arrangement or understanding that has the effect or intent of mitigating loss, managing risk or benefiting from changes in the share price of any class or series of Company shares, or increasing or decreasing voting power with respect to Company shares, including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares. In addition, the stockholder must provide the Company with a written update of certain of the information required to be included in the notice within five business days after the record date of the meeting.
3.	The provision that extended the advance notice period following an increase in the size of the Board has been removed.
4.	The indemnification provisions have been amended to provide that a director or officer may recover expenses incurred to enforce his or her rights to indemnification and advancement of expenses. The indemnification provisions have also been amended to provide that the rights granted by such provisions are contract rights that vest at the time a person becomes a director or officer and that any amendments to such provisions will be prospective only.
5.	All references to affiliates of The Blackstone Group L.P. have been removed.
The foregoing description is qualified in its entirety by reference to the Third Amended and Restated By-laws, effective as of October 23, 2008, which is filed as Exhibit 3.1 to this report and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit Number	Description

3.1	Third Amended and Restated By-laws, effective as of October 23, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
Date: October 29, 2008	By:	/s/ Robert L. Villaseñor
		Name:	Robert L. Villaseñor
		Title:	Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Third Amended and Restated By-laws, effective as of October 23, 2008

5